Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.		For Immediate Release

Contact:	Jeffrey T. O’Keefe	Ethan Lyle
	Vice President of Investor Relations	Teneo Strategy
	732-747-7800	212-886-9376

          K. HOVNANIAN ENTERPRISES, INC. ANNOUNCES EXPIRATION OF EXCHANGE OFFER FOR ITS 8.000% SENIOR NOTES DUE 2019

RED BANK, NJ, January 30, 2018 — Hovnanian Enterprises, Inc. (NYSE: HOV) (the “Company”) announced today that in connection with the previously announced exchange offer (the “Exchange Offer”) by its wholly owned subsidiary, K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), to exchange up to $185,000,000 aggregate principal amount of its outstanding 8.000% Senior Notes due 2019 (the “Existing Notes”) for (1) cash, (2) its newly issued 13.5% Senior Notes due 2026 (the “New 2026 Notes”) and (3) its newly issued 5.0% Senior Notes due 2040 (the “New 2040 Notes” and, together with the New 2026 Notes, the “New Notes”) on the terms and subject to the conditions set forth in a Confidential Offering Memorandum, dated December 28, 2017 (as was amended or supplemented from time to time, the “Offering Memorandum”), and in the related Letter of Transmittal (as was amended or supplemented from time to time, the “Letter of Transmittal” and, collectively with the Offering Memorandum, the “Exchange Offer Documents”):

(1) the Exchange Offer expired at 11:59 p.m., New York City time, on January 29, 2018 (the “Expiration Time”);

(2) as of the Expiration Time, K. Hovnanian had received tenders from the holders of $170,226,000, or 72.14%, of the total outstanding principal amount of the Existing Notes; and

(3) all other conditions of the Exchange Offer (including the financing condition discussed below) have been satisfied or waived, as applicable, and K. Hovnanian intends to accept all of the Existing Notes validly tendered and not validly withdrawn in the Exchange Offer.

Registered holders of the Existing Notes (the “Holders”) who validly tendered and did not validly withdraw their Existing Notes on or prior to the withdrawal deadline will receive on February 1, 2018 the following per $1,000 principal amount of Existing Notes that are accepted for exchange: (1) an amount of cash (the “Cash Amount”) equal to the product of (a) $1,000 multiplied by (b) the quotient of (i) $26,000,000 divided by (ii) the total principal amount of the Existing Notes validly tendered in connection with the Exchange Offer, (2) an additional amount in cash equal to the product of (a) the Cash Amount multiplied by (b) 0.02000, (3) the principal amount of New 2026 Notes equal to the product of (a) the sum of (i) $1,000 minus (ii) the Cash Amount multiplied by (b) 0.62827 and (4) the principal amount of New 2040 Notes equal to the product of (a) the sum of (i) $1,000 minus (ii) the Cash Amount multiplied by (b) 0.62500 (the “Exchange Consideration”). The aggregate amount of each series of New Notes forming part of the Exchange Consideration in respect of each participating Holder’s Existing Notes validly tendered (and not validly withdrawn prior to the withdrawal deadline) and accepted in the Exchange Offer will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof, and no additional cash will be paid in lieu of any principal amount of the New Notes not received as a result of such rounding down.

The table below sets forth the Exchange Consideration for the Exchange Offer.

	Total	Exchange Consideration(1)
Title of Security	Principal Amount Tendered	Cash	New 2026 Notes(2)	New 2040 Notes(2)
8.000% Senior Notes due 2019	$170,226,000	$155.7928871	$532.3092185	$529.5386721

(1) Per $1,000 principal amount of Existing Notes that are accepted for exchange.

(2) The aggregate amount of each series of New Notes forming part of the Exchange Consideration to be received by each participating Holder will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof.

The Company also announced that (in accordance with the financing condition described in the Offering Memorandum), on January 29, 2018, it entered into agreements providing for the previously announced financing arrangements with affiliates of GSO Capital Partners LP, which include: (i) a senior unsecured term loan credit facility of $132.5 million of initial term loans and up to $80.0 million of delayed draw term loans and (ii) a senior secured first lien revolving credit facility of up to $125.0 million of senior secured first priority revolving loans (collectively, the “Financing Arrangements”). Borrowings under the Financing Arrangements will be available on the dates and subject to the terms and conditions set forth therein.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the New Notes, the Existing Notes or any other securities of the Company or K. Hovnanian in any jurisdiction in which such an offer or sale would be unlawful. The Exchange Offer was made solely on the terms and subject to the conditions set forth in the Exchange Offer Documents and the information in this press release is qualified by reference to such Exchange Offer Documents.

About Hovnanian Enterprises

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Red Bank, New Jersey. The Company is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia, Washington, D.C. and West Virginia. The Company’s homes are marketed and sold under the trade names K. Hovnanian® Homes, Brighton Homes® and Parkwood Builders. As the developer of K. Hovnanian’s® Four Seasons communities, the Company is also one of the nation’s largest builders of active lifestyle communities.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements”. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a sustained homebuilding downturn; (2) adverse weather and other environmental conditions and natural disasters; (3) levels of indebtedness and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (4) the Company’s sources of liquidity; (5) changes in credit ratings; (6) changes in market conditions and seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots; (8) shortages in, and price fluctuations of, raw materials and labor; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) fluctuations in interest rates and the availability of mortgage financing; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) operations through joint ventures with third parties; (13) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (14) product liability litigation, warranty claims and claims made by mortgage investors; (15) levels of competition; (16) availability and terms of financing to the Company; (17) successful identification and integration of acquisitions; (18) significant influence of the Company’s controlling stockholders; (19) availability of net operating loss carryforwards; (20) utility shortages and outages or rate fluctuations; (21) geopolitical risks, terrorist acts and other acts of war; (22) increases in cancellations of agreements of sale; (23) loss of key management personnel or failure to attract qualified personnel; (24) information technology failures and data security breaches; (25) legal claims brought against us and not resolved in our favor; and (26) other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, and in the Offering Memorandum. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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